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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

    We hereby consent to the inclusion in the prospectus supplement relating to the offer and sale of shares of common stock, pursuant to the Registration Statement on Form S-3 (File No. 333-78203) of Evergreen Resources, Inc., of our report dated February 18, 1999, relating to the consolidated financial statements of Evergreen Resources, Inc. appearing in the prospectus supplement.

    We also consent to the reference to us under the caption "Experts" in the prospectus supplement.

By:  /s/ BDO Seidman, LLP
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    BDO Seidman, LLP

Denver, Colorado
May 28, 1999